                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this
Registration Statement on Form S-3 (No. 333-    ) and related Prospectus of
WellPoint Health Networks Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1999, with respect to the consolidated financial statements of Cerulean Companies, Inc. included in Amendment No. 5 to the Registration Statement (Form S-4 No. 333-64955) filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Atlanta, Georgia
June 22, 1999